As filed with the Securities and Exchange Commission on September 23, 1997

            --------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                           FORM 10/A - Amendment No. 1

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                               AEGIS REALTY, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                Maryland                                         13-3916825
    -------------------------------                         --------------------
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

 625 Madison Avenue, New York, New York                          10022-1801
 --------------------------------------                         -----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  212-421-5333



Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                   Name of each exchange on which
          to be so registered                   each class is to be registered
          -------------------                   ------------------------------

Common Stock, par value $0.01 per share             American Stock Exchange
---------------------------------------             -----------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
            --------------------------------------------------------
                                (Title of class)


                                                                    Page 1 of __
                                                           Exhibit Index: Page 2

                                        1

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                                                               Page Reference in
                                                          Solicitation Statement


Item 15.          Financial Statements and Exhibits.

(a)  Financial Statements:

     The information required by this item is contained under the section "FINANCIAL INFORMATION - Index to Financial Information" and such
     section is incorporated herein by reference.                             98

(b)  Exhibits

     2.       Solicitation Statement dated June 18, 1997.                      *

     3.(i)    a.       Articles of Incorporation (filed with the Secretary
                       of State of the State of Maryland on 8/13/96).          *
              b.       Amended Articles of Incorporation (filed with the
                       Secretary of State of the State of Maryland on
                       9/26/96).                                               *
              c.       Form of Articles of Amendment and Restatement.          *

       (ii)   Form of Bylaws.                                                  *

     4.       Specimen Common Stock Certificate.                              **

     10. Form of Advisory Agreement, between Aegis Realty, Inc., Summit Insured Equity L.P., Summit Insured Equity L.P. II and Related
              Aegis LLC.                                                       *

     11.      Statements re computation of per share earnings.

              The information required by this item is contained under the section "FINANCIAL INFORMATION - Index to Financial
              Information" and such section is incorporated herein by
              reference.                                                     98

     12.      Statement re computation of ratios.

              The information required by this item is contained under the section "FINANCIAL INFORMATION - Index to Financial
              Information" and such section is incorporated herein by
              reference.                                                     98

     21.      Subsidiaries of registrant (as amended).                       **



------------------------------
*        Previously filed.
**       Filed herewith.

                                        2

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment of its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  AEGIS REALTY, INC.
                                  (Registrant)


Date:  September 23, 1997         BY: /s/ J. Michael Fried
                                     ------------------------------------
                                     Name:  J. Michael Fried
                                     Title: Chairman of the Board of Directors
                                                and President